                                                           EXHIBIT NO. EX-99.H.2

                        DIMENSIONAL INVESTMENT GROUP INC.


                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                              ADDENDUM NUMBER FOUR

     THIS AGREEMENT is made as of the day of __________, 2000 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio, Inc.," a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation ("PFPC").

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and its shares are registered under the Securities Act of 1933, as amended ("1933 Act");

     WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services pursuant to an Administration and Accounting Services Agreement dated July 12, 1991 (the "Agreement") which, as of the date hereof, is in full force and effect; and

     WHEREAS, PFPC presently provides such services to the existing portfolios of the Fund and has agreed to provide such services to four (4) new portfolios of the Fund, designated as Dividend-Managed U.S. Large Company Portfolio II, Dividend-Managed U.S. Large Company Complement Portfolio II, Dividend-Managed U.S. Marketwide Value Portfolio II, Dividend-Managed U.S. Marketwide Value Complement Portfolio II, which are listed on Schedule B, attached hereto; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound thereby, the parties agree:

     1. The Agreement is hereby amended to provide that all those portfolios set forth on "Schedule B, Amended and Restated ______________ ___, 2000," which is attached hereto shall be "Portfolios" under the Agreement.

     2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed in writing, from time to time.

     3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

     4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Four to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                               DIMENSIONAL INVESTMENT GROUP INC.

                               By:
                                  ---------------------------
                                  Catherine L. Newell
                                  Vice President


                               PFPC INC.

                               By:
                                  ---------------------------
                                  Joseph Gramlich
                                  Senior Vice President

                                                            AMENDED AND RESTATED
                                                        ______________ ___, 2000

                                   SCHEDULE B


                                    SERIES OF
                        DIMENSIONAL INVESTMENT GROUP INC.

                        DFA 6-10 INSTITUTIONAL PORTFOLIO
                        U.S. LARGE CAP VALUE PORTFOLIO II
                          U.S. 6-10 VALUE PORTFOLIO II
                        DFA INTERNATIONAL VALUE PORTFOLIO
                      DFA INTERNATIONAL VALUE PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO III
                       U.S. LARGE CAP VALUE PORTFOLIO III
                   RWB/DFA U.S. HIGH BOOK-TO-MARKET PORTFOLIO
                RWB/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO
                      RWB/DFA TWO-YEAR GOVERNMENT PORTFOLIO
                          EMERGING MARKETS PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO IV
                 TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II
                 TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO XI
                U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO
                   U.S. 6-10 SMALL COMPANY PORTFOLIO K (6/00)
                     U.S. LARGE CAP VALUE PORTFOLIO K (6/00)
                       U.S. 4-10 VALUE PORTFOLIO K (6/00)
                      U.S. LARGE COMPANY PORTFOLIO K (6/00)
                   DFA INTERNATIONAL VALUE PORTFOLIO K (6/00)
                       EMERGING MARKETS PORTFOLIO K (6/00)
                  DFA ONE-YEAR FIXED INCOME PORTFOLIO K (6/00)
               DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO K (6/00)
            DIVIDEND-MANAGED U.S. LARGE COMPANY PORTFOLIO II (__/00)
       DIVIDEND-MANAGED U.S. LARGE COMPANY COMPLEMENT PORTFOLIO II (__/00)
           DIVIDEND-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II (__/00)
     DIVIDEND-MANAGED U.S. MARKETWIDE VALUE COMPLEMENT PORTFOLIO II (__/00)